Exhibit 99.1

Press Release

CONTACT:

Jon Kathol

Vice President, Investor Relations

Tel:813-544-8515

investorrelations@primowater.com

PRIMO WATER CORPORATION ANNOUNCES FULL YEAR AND FOURTH QUARTER 2022 RESULTS; INCREASES QUARTERLY DIVIDEND AGAIN

Revenue growth of 17% in Water Direct & Water Exchange, approximately 1 million dispensers sold-through in 2022

TAMPA, FL - February 23, 2023 - Primo Water Corporation (NYSE: PRMW; TSX: PRMW) (the “Company” or “Primo”), a leading provider of sustainable drinking water solutions in North America and Europe, today announced its results for the full year and fourth quarter ended December 31, 2022.

(Unless stated otherwise, all fourth quarter 2022 comparisons are relative to the fourth quarter of 2021 and all fiscal year 2022 comparisons are relative to fiscal year 2021; all information is in U.S. dollars. Non-GAAP reconciliations presented on the exhibits to this press release. Q4 and fiscal year 2022 period ended December 31, 2022, Q4 and fiscal year 2021 period ended January 2, 2022).

FISCAL 2022 HIGHLIGHTS

•	Revenue increased 7% (increased 10% excluding the impact of foreign exchange) to $2,215 million compared to $2,073 million driven by revenue growth of 17% in Water Direct / Water Exchange, and 7% in Water Refill / Water Filtration, partially offset by the exit from our North America single use bottled water retail business and the exit of our business in Russia, as well as foreign exchange headwinds.

•	Reported net income and net income per diluted share were $30 million and $0.18, respectively, compared to reported net loss and net loss per diluted share of $3 million and $0.02, respectively. Adjusted net income and adjusted net income per diluted share were $108.2 million and $0.67, respectively, compared to adjusted net income and adjusted net income per diluted share of $91 million and $0.56, respectively.

•	Adjusted EBITDA increased 11% to $420 million compared to $380 million and Adjusted EBITDA margin increased 70 bps to 19%.

•	Full year 2022 sell-through of approximately one million dispenser units to consumers.

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•	Full year 2023 revenue expected to be between $2,300 million and $2,350 million, and full year 2023 Adjusted EBITDA outlook expected to be between $450 million and $470 million.

	For the Year Ended
(in millions of U.S. dollars, except per share amounts, percentages and bps)	2022 (December 31, 2022)	2021 (January 1, 2022)	Y/Y Change
Revenue, net[1]	$2,215.1	$2,073.3	7%
Net income (loss)	$29.6	$(3.2)	$32.8
Net Income (loss) per diluted share	$0.18	$(0.02)	$0.20
Adjusted net income	$108.2	$90.9	$17.3
Adjusted net income per diluted share	$0.67	$0.56	$0.11
Adjusted EBITDA	$420.1	$380.0	11%
Adjusted EBITDA margin %	19.0%	18.3%	70	bps

1Reported revenue for 2021 includes $142.1 million of revenues associated with our North American single use bottled water retail business and $13.6 million of revenues associated with our Russia business; Reported revenue for 2022 includes $41.0 million of revenues associated with our North American single use bottled water retail business and $7.4 million of revenues associated with our Russia business.

“Fiscal year 2022 was another successful year for our pure-play water company. We continued to execute our differentiated Water Your Way platform, by delivering strong revenue and adjusted EBITDA growth. Our investment thesis is attractive with a portfolio of leading water solutions across multiple channels and geographies, strong consumer tailwinds, and a compelling financial profile. The continued investment in our digital platforms, increased dispenser sell-through driving connectivity of dispensers to our water solutions, and continued optimization of our route-based operations provides a strong foundation to achieve our long-term growth targets,” said Tom Harrington, Primo’s Chief Executive Officer.

“As a result, we are confident in our 2023 revenue outlook of between $2.3 billion and $2.35 billion, and Adjusted EBITDA outlook of between $450 million and $470 million,” said Mr. Harrington.

“In recognition of our 2022 results, strong financial position, and confidence in the future of Primo, our Board of Directors authorized a quarterly dividend of $0.08 per common share, which represents a 14 percent increase over previous quarterly dividends and marks the 2nd consecutive year the Board has increased the quarterly dividend per share by $0.01,” continued Mr. Harrington.

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OUTLOOK

Primo is targeting the following results from continuing operations for the first quarter and full year 2023:

	Q1 2023 Range		FY 2023 Range
($ in millions)	Low	High	Low	High
$ Revenue	$520	$540	$2,300	$2,350
Adjusted EBITDA	$90	$95	$450	$470
Cash Taxes			$20	$25
Interest			$70	$75
Cap-Ex			~$200

FOURTH QUARTER AND 2022 RESULTS CONFERENCE CALL

Primo will host a conference call, to be simultaneously webcast, on Thursday, February 23, 2023, at 10:00 a.m. Eastern Time. A question-and-answer session will follow management's presentation. To participate, please call the following numbers:

North America: (888) 664-6392

International: (416) 764-8659

Conference ID: 80388633

This is a live, listen-only dial-in telephone line.

A live audio webcast and slide presentation will be available through the Company’s investor relations section of the website at www.primowatercorp.com. The webcast will be recorded and archived for playback on the investor relations section of the website for two weeks following the event.

FISCAL YEAR GLOBAL PERFORMANCE

•	Consolidated revenue increased 7% (increased by 10% excluding the impact of foreign exchange) to $2.2 billion compared to $2.1 billion. The increase was driven by revenue growth of 17% in Water Direct / Water Exchange and 7% in Water Refill / Water Filtration, partially offset by the exit from our North America single use bottled water retail business and the exit of our business in Russia, as well as foreign exchange headwinds. Revenue growth by channel is tabulated below:

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	For the Year Ended
(in millions of U.S. dollars)	2022 (December 31, 2022)	2021 (January 1, 2022)	Change	%Change
Revenue, net[2]
Water Direct/Water Exchange	$1,490.7	$1,276.5	$214.2	17%
Water Refill/Water Filtration	227.4	213.4	14.0	7%
Other Water	151.8	244.3	(92.5)	-38%
Water Dispensers	70.5	65.4	5.1	8%
Other	274.7	273.7	1.0	0%
Revenue, net as reported	$2,215.1	$2,073.3	$141.8	7%
Foreign exchange impact	55.6	—	55.6	n/a
Revenue excluding foreign exchange impact	$2,270.7	$2,073.3	$197.4	10%

2Reported revenue for 2021 includes $142.1 million of revenues associated with our North American single use bottled water retail business and $13.6 million of revenues associated with our Russia business; Reported revenue for 2022 includes $41.0 million of revenues associated with our North American single use bottled water retail business and $7.4 million of revenues associated with our Russia business.

•	Gross profit increased 12% to $1.3 billion compared to $1.2 billion. Gross margin increased 260 bps to 58.4% compared to 55.8%, driven by price increases, volume growth in water direct and additional water exchange locations, partially offset by foreign exchange headwinds.

•	SG&A expenses increased 11% to $1.2 billion compared to $1.0 billion. The increase was driven by higher operating costs in labor, fuel and freight to support volume and revenue growth, in addition to higher unit prices due to inflation.

•	Reported net income and net income per diluted share were $30 million and $0.18, respectively, compared to reported net loss and net loss per diluted share of $3 million and $0.02, respectively. Adjusted net income and adjusted net income per diluted share increased to $108 million and $0.67, respectfully, compared to the prior year, at $91 million and $0.56, respectively.

•	Adjusted EBITDA increased 11% to $420 million compared to $380 million, driven primarily by price increases, resilient consumer demand across our customer base and effective expense management. Adjusted EBITDA margin increased to 19%.

•	Net cash provided by operating activities of $282 million, less $217 million of capital expenditures and additions to intangible assets, resulted in $65 million of free cash flow, or $85 million of adjusted free cash flow (adjusting for the items set forth on Exhibit 7), compared to adjusted free cash flow of $124 million in the prior year.

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FOURTH QUARTER GLOBAL PERFORMANCE - CONTINUING OPERATIONS

	For the Three Months Ended
(in millions of U.S. dollars, except per share amounts, percentages and bps)	2022 (December 31, 2022)	2021 (January 1, 2022)	Y/Y Change
Revenue, net [3]	$533.0	$518.0	3%
Net income (loss)	$57.5	$(2.8)	$60.3
Net income (loss) per diluted share	$0.36	$(0.02)	$0.38
Adjusted net income	$25.3	$17.7	$7.6
Adjusted net income per diluted share	$0.16	$0.11	$0.05
Adjusted EBITDA	$107.3	$98.4	9%
Adjusted EBITDA margin %	20.1%	19.0%	110	bps

3Reported revenue in Q4 2021 includes $31.5 million of revenues associated with our North American single use bottled water retail business and $3.6 million of revenues associated with our Russia business; there is no revenue attributable to these businesses in Q4 2022, as we exited these businesses before the fourth quarter of 2022.

•	Consolidated revenue increased 3% to $533 million compared to $518 million (increased by 7% excluding the impact of foreign exchange). The increase was driven by revenue growth of 13% in Water Direct / Water Exchange and 14% in Water Refill / Water Filtration, partially offset by the exit from our North American single use bottled water retail business and foreign exchange headwinds. Revenue growth by channel is tabulated below:

	For the Three Months Ended
(in millions of U.S. dollars)	2022 (December 31, 2022)	2021 (January 1, 2022)	Change	%Change
Revenue, net[4]
Water Direct/Water Exchange	$364.7	$321.7	$43.0	13%
Water Refill/Water Filtration	58.7	51.7	7.0	14%
Other Water	24.9	56.6	(31.7)	-56%
Water Dispensers	14.1	16.7	(2.6)	-16%
Other	70.6	71.3	(0.7)	-1%
Revenue, net as reported	$533.0	$518.0	$15.0	3%
Foreign exchange impact	18.7	—	18.7	n/a
Revenue excluding foreign exchange impact	$551.7	$518.0	$33.7	7%

4Reported revenue in Q4 2021 includes $31.5 million of revenues associated with our North American single use bottled water retail business and $3.6 million of revenues associated with our Russia business; there is no revenue attributable to these businesses in Q4 2022, as we exited these businesses before the fourth quarter of 2022.

•	Gross profit increased 9% to $313 million compared to $287 million. Gross margin increased 330 bps to 58.8% compared to 55.5%, driven by price increases, volume growth in water direct and operational efficiencies, partially offset by foreign exchange headwinds.

•	SG&A expenses increased 8% to $284 million compared to $263 million. The increase was driven by higher operating costs in labor, fuel and freight to support volume and revenue growth, in addition to higher unit prices due to inflation.

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•	Reported net income and net income per diluted share were $58 million and $0.36, respectively, compared to reported net loss and net loss per diluted share of $3 million and $0.02, respectively. Adjusted net income and adjusted net income per diluted share increased to $25 million and $0.16, respectfully, compared to the prior year, at $18 million and $0.11, respectively.

•	Adjusted EBITDA increased 9% to $107 million compared to $98 million, driven primarily by higher volumes, price increases, and effective expense management. Adjusted EBITDA margin increased to 20.1%.

•	Net cash provided by operating activities of $99 million, less $53 million of capital expenditures and additions to intangible assets, resulted in $46 million of free cash flow, or $56 million of adjusted free cash flow (adjusting for the items set forth on Exhibit 7), compared to adjusted free cash flow of $45 million in the prior year.

FOURTH QUARTER REPORTING SEGMENT PERFORMANCE

North America

•	Revenue increased 5% to $405 million driven by revenue growth of 17% in Water Direct / Water Exchange, and 15% in Water Refill / Water Filtration resulting from growth in our customer base and increased retention, partially offset by the exit from our single use bottled water retail business.

	For the Three Months Ended
(in millions of U.S. dollars)	2022 (December 31, 2022)	2021 (January 1, 2022)	Change	%Change
Revenue, net[5]
Water Direct/Water Exchange	$309.3	$265.4	$43.9	17%
Water Refill/Water Filtration	49.9	43.3	6.6	15%
Other Water	8.0	36.9	(28.9)	-78%
Water Dispensers	14.1	16.7	(2.6)	-16%
Other	23.7	25.1	(1.4)	-6%
Revenue, net as reported	$405.0	$387.4	$17.6	5%
Foreign exchange impact	1.1	—	1.1	n/a
Revenue excluding foreign exchange impact	$406.1	$387.4	$18.7	5%

5Reported revenue in Q4 2021 includes $31.5 million of revenues associated with our North American single use bottled water retail business; there is no revenue attributable to this business in Q4 2022, as we exited these businesses before the fourth quarter of 2022.

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Europe

•	Revenue decreased 1% to $60 million (increased 13% excluding the impact of foreign exchange) driven by Water Direct, with growth in our residential customer base and B2B volume as Europeans return to the office, offset by foreign exchange headwinds.

	For the Three Months Ended
(in millions of U.S. dollars)	2022 (December 31, 2022)	2021 (January 1, 2022)	Change	%Change
Revenue, net[6]
Water Direct/Water Exchange	$44.4	$44.1	$0.3	1%
Water Refill/Water Filtration	8.0	8.2	(0.2)	-2%
Other Water	0.3	0.2	0.1	50%
Water Dispensers	—	—	—	—
Other	7.0	8.0	(1.0)	-13%
Revenue, net as reported	$59.7	$60.5	$(0.8)	-1%
Foreign exchange impact	8.5	—	8.5	n/a
Revenue excluding foreign exchange impact	$68.2	$60.5	$7.7	13%

6Reported revenue in the three months ended Q4 2021 includes $3.6 million of revenues associated with our Russia business; there is no revenue attributable to this business in the three months ended Q4 2022, as we exited this business before the fourth quarter of 2022.

SHARE REPURCHASE PROGRAM

During 2022, the Company repurchased approximately 1.8 million shares of common stock for approximately $24 million under its share repurchase program.

QUARTERLY DIVIDEND

The Company announced that its Board of Directors declared a dividend of $0.08 per common share.  The dividend is payable in cash on March 27, 2023, to shareowners of record at the close of business on March 10, 2023.

ABOUT PRIMO WATER CORPORATION

Primo is a leading pure-play water solutions provider in North America and Europe and generates approximately $2.2 billion in annual revenue. Primo operates largely under a recurring revenue model in the large format water category (defined as 3 gallons or greater). This business strategy is commonly referred to as “razor-razorblade” because the initial sale of a product creates a base of users who frequently purchase complementary consumable products. The razor in Primo’s revenue model is its industry leading line-up of innovative water dispensers, which are sold through approximately 10,000 retail locations and online at various price points. The dispensers help increase household and business penetration which drives recurring purchases of Primo’s razorblade offering or water solutions. Primo’s razorblade offering is comprised of Water Direct, Water Exchange, and Water Refill. Through its Water Direct business, Primo delivers sustainable hydration solutions across its 21-country footprint direct to customers, whether at home or to businesses. Through its Water Exchange business, customers visit retail locations and purchase a pre-filled bottle of water. Once consumed, empty bottles are exchanged at our recycling center displays, which provide a ticket that offers a discount toward the purchase of a new bottle. Water Exchange is available in approximately 17,500 retail locations. Through its Water Refill business, customers refill empty bottles at approximately 23,500 self-service refill drinking water machines. Primo also offers water filtration units across its 21-country footprint.

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Primo’s water solutions expand consumer access to purified, spring, and mineral water to promote a healthier, more sustainable lifestyle while simultaneously reducing plastic waste and pollution. Primo is committed to its water stewardship standards and is proud to partner with the International Bottled Water Association (IBWA) in North America as well as with Watercoolers Europe (WE), which ensure strict adherence to safety, quality, sanitation and regulatory standards for the benefit of consumer protection.

Primo is headquartered in Tampa, Florida (USA). For more information, visit www.primowatercorp.com.

Non-GAAP Measures

To supplement its reporting of financial measures determined in accordance with U.S. GAAP (Generally Accepted Accounting Principles), Primo utilizes certain non-GAAP financial measures. Primo excludes from GAAP revenue the impact of foreign exchange to separate its impact from Primo’s results of operations. Primo also utilizes Adjusted net income (loss), Adjusted net income (loss) per diluted share, Adjusted EBITDA and Adjusted EBITDA margin to separate the impact of certain items from the underlying business. Because Primo uses these adjusted financial results in the management of its business, management believes this supplemental information is useful to investors for their independent evaluation and understanding of Primo’s underlying business performance and the performance of its management. Additionally, Primo supplements its reporting of net cash provided by (used in) operating activities from continuing operations determined in accordance with GAAP by excluding additions to property, plant and equipment and additions to intangible assets to present free cash flow, and by excluding the items identified on the exhibits hereto to present adjusted free cash flow, which management believes provides useful information to investors in assessing our performance, comparing Primo’s performance to the performance of the Company’s peer group and assessing the Company’s ability to service debt and finance strategic opportunities, which include investing in Primo’s business, making strategic acquisitions, paying dividends, and strengthening the balance sheet. With respect to the Company’s expectations of its future performance, the Company’s reconciliations of Q1 2023 and full year 2023 Adjusted EBITDA are not available, as the Company is unable to quantify certain amounts to the degree of precision that would be required in the relevant GAAP measures without unreasonable effort. These items include taxes, interest costs that would occur if the Company issued debt, and costs to acquire and/or sell a business if the Company executed such transactions, which could significantly affect our financial results. These items depend on highly variable factors and any such reconciliations would imply a degree of precision that would be confusing or misleading to investors. Primo expects the variability of these factors to have a significant, and potentially unpredictable, impact on the Company’s future GAAP financial results. The non-GAAP financial measures described above are in addition to, and not meant to be considered superior to, or a substitute for, Primo’s financial statements prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this earnings announcement reflect management's judgment of particular items, and may be different from, and therefore may not be comparable to, similarly titled measures reported by other companies.

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Safe Harbor Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 conveying management’s expectations as to the future based on plans, estimates and projections at the time Primo makes the statements. Forward-looking statements involve inherent risks and uncertainties and Primo cautions you that several important factors could cause actual results to differ materially from those contained in any such forward-looking statement. The forward-looking statements contained in this press release include, but are not limited to, statements regarding future financial and operating trends and results (including Primo’s outlook on first quarter and full year 2023 revenue and Adjusted EBITDA and Primo’s multi-year growth algorithm), and related matters. The forward-looking statements are based on assumptions regarding management’s current plans and estimates. Management believes these assumptions to be reasonable, but there is no assurance that they will prove to be accurate.

Factors that could cause actual results to differ materially from those described in this press release include, among others: Primo’s ability to compete successfully in the markets in which it operates; Primo’s ability to manage supply chain disruptions and cost increases related to inflation; fluctuations in commodity prices and Primo’s ability to pass on increased costs to its customers or hedge against such rising costs, and the impact of those increased prices on its volumes; Primo’s ability to maintain favorable arrangements and relationships with its suppliers; Primo’s ability to manage its operations successfully; currency fluctuations that adversely affect the exchange between currencies including the U.S. dollar, the British pound sterling, the Euro and the Canadian dollar; the impact on Primo’s financial results from uncertainty in the financial markets and other adverse changes in general economic conditions, including inflation and interest rates; any disruption to production at Primo’s manufacturing facilities; Primo’s ability to maintain access to its water sources; the impact of climate change on Primo’s business; Primo’s ability to protect its intellectual property; the seasonal nature of Primo’s business and the effect of adverse weather conditions; the impact of national, regional and global events, including those of a political, economic, business and competitive nature; the impact of COVID-19, related government actions and Primo’s strategy in response thereto on our business; Primo’s ability to fully realize the potential benefit of transactions or other strategic opportunities that it pursues; Primo’s ability to realize cost synergies of its acquisitions due to integration difficulties and other challenges; Primo’s exposure to intangible asset risk; Primo’s ability to meet its obligations under its debt agreements, and risks of further increases to its indebtedness; Primo’s ability to maintain compliance with the covenants and conditions under its debt agreements; fluctuations in interest rates, which could increase Primo’s borrowing costs; Primo’s ability to recruit, retain and integrate new management; Primo’s ability to manage increased labor costs; Primo’s ability to renew its collective bargaining agreements from time to time on satisfactory terms; disruptions in Primo’s information systems; Primo’s ability to securely maintain its customers’ confidential or credit card information, or other private data relating to Primo’s employees or the Company; compliance with product health and safety standards; liability for injury or illness caused by the consumption of contaminated products; liability and damage to Primo’s reputation as a result of litigation or legal proceedings; changes in the legal and regulatory environment in which Primo operates; Primo’s ability to adequately address the challenges and risks associated with its international operations and address difficulties in complying with laws and regulations including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act of 2010; the impact on Primo’s tax obligations and effective tax rate arising from changes in local tax laws or countries adopting more aggressive interpretations of tax laws; Primo’s ability to maintain its quarterly dividend; or credit rating changes.

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The foregoing list of factors is not exhaustive. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. Readers are urged to carefully review and consider the various disclosures, including but not limited to risk factors contained in Primo’s Annual Report on Form 10-K and its quarterly reports on Form 10-Q, as well as other filings with the securities commissions. Primo does not undertake to update or revise any of these statements considering new information or future events, except as expressly required by applicable law.

Website: www.primowatercorp.com

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PRIMO WATER CORPORATION				EXHIBIT 1
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions of U.S. dollars, except share and per share amounts, U.S. GAAP)
Unaudited

	For the Three Months Ended		For the Year Ended
	December 31, 2022	January 1, 2022	December 31, 2022	January 1, 2022

Revenue, net	$533.0	$518.0	$2,215.1	$2,073.3
Cost of sales	219.7	230.7	921.7	915.9
Gross profit	313.3	287.3	1,293.4	1,157.4
Selling, general and administrative expenses	284.2	262.8	1,151.4	1,034.3
Loss on disposal of property, plant and equipment, net	4.1	3.9	8.5	9.3
Acquisition and integration expenses	2.8	4.5	15.3	10.8
Impairment charges	—	—	29.1	—
Gain on sale of property	(38.8)	—	(38.8)	—
Operating income	61.0	16.1	127.9	103.0
Other (income) expense, net	(25.8)	(1.6)	8.8	27.9
Interest expense, net	18.5	15.4	69.8	68.8
Income before income taxes	68.3	2.3	49.3	6.3
Income tax expense	10.8	5.1	19.7	9.5
Net income (loss)	$57.5	$(2.8)	$29.6	$(3.2)

Net income (loss) per common share

Basic	$0.36	$(0.02)	$0.18	$(0.02)
Diluted	$0.36	$(0.02)	$0.18	$(0.02)

Weighted average common shares outstanding (in thousands)
Basic	159,857	160,481	160,763	160,778
Diluted	161,061	160,481	161,885	160,778

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PRIMO WATER CORPORATION		EXHIBIT 2
CONSOLIDATED BALANCE SHEETS
(in millions of U.S. dollars, except share amounts, U.S. GAAP)
Unaudited

	December 31, 2022	January 1, 2022
ASSETS
Current assets
Cash and cash equivalents	$122.6	$128.4
Accounts receivable, net of allowance of $20.4 ($20.8 as of January 1, 2022)	258.6	261.6
Inventories	112.1	94.6
Prepaid expenses and other current assets	44.7	25.2
Total current assets	538.0	509.8
Property, plant and equipment, net	714.4	718.1
Operating lease right-of-use-assets	198.6	177.4
Goodwill	1,293.0	1,321.4
Intangible assets, net	894.7	969.8
Other long-term assets, net	28.3	26.9
Total assets	$3,667.0	$3,723.4
LIABILITIES AND EQUITY
Current liabilities
Short-term borrowings	212.3	222.1
Current maturities of long-term debt	17.5	17.7
Accounts payable and accrued liabilities	425.1	437.7
Current operating lease obligations	35.7	32.3
Total current liabilities	690.6	709.8
Long-term debt	1,283.8	1,321.1
Operating lease obligations	174.5	148.7
Deferred tax liabilities	170.0	158.8
Other long-term liabilities	65.2	64.9
Total liabilities	2,384.1	2,403.3
Equity
Common shares, no par value -159,752,299 shares issued (January 1, 2022 - 160,732,552 shares issued)	1,283.2	1,286.9
Additional paid-in-capital	91.3	85.9
(Accumulated deficit) retained earnings	(9.4)	16.4
Accumulated other comprehensive loss	(82.2)	(69.1)
Total Primo Water Corporation equity	1,282.9	1,320.1
Total liabilities and equity	$3,667.0	$3,723.4

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PRIMO WATER CORPORATION				EXHIBIT 3
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions of U.S. dollars, U.S. GAAP)
Unaudited
	For the Three Months Ended		For the Year Ended
	December 31, 2022	January 1, 2022	December 31, 2022	January 1, 2022
Cash flows from operating activities:
Net income (loss)	$57.5	$(2.8)	$29.6	$(3.2)
Adjustments to reconcile net income (loss) from continuing operations to cash flows from operating activities:
Depreciation and amortization	61.8	60.7	242.8	219.1
Amortization of financing fees	0.8	0.9	3.3	3.4
Share-based compensation expense	6.5	7.5	17.2	17.5
Provision for deferred income taxes	8.9	2.7	14.1	4.0
Loss on extinguishment of long-term debt	—	—	—	27.2
Gain on sale of business	(0.4)	(3.8)	(0.8)	(3.8)
Impairment charges	—	—	29.1	—
Loss on disposal of property, plant and equipment, net	4.1	3.9	8.5	9.3
Gain on sale of property	(38.8)	—	(38.8)	—
Other non-cash items	(16.8)	3.9	18.2	6.8
Change in operating assets and liabilities, net of acquisitions:
Accounts receivable	35.7	32.6	(10.4)	(32.6)
Inventories	4.3	1.8	(22.2)	(10.9)
Prepaid expenses and other current assets	(5.5)	(3.9)	(6.4)	(4.5)
Other assets	(3.0)	(0.2)	(3.2)	0.2
Accounts payable and accrued liabilities and other liabilities	(16.5)	(16.3)	0.6	26.2
Net cash provided by operating activities from continuing operations	98.6	87.0	281.6	258.7
Cash flows from investing activities of continuing operations:
Acquisitions, net of cash received	(7.6)	(77.3)	(20.3)	(90.5)
Additions to property, plant and equipment	(52.5)	(52.7)	(207.7)	(152.0)
Additions to intangible assets	—	(3.0)	(8.9)	(9.7)
Proceeds from sale of property, plant and equipment	2.3	0.5	3.9	1.9
Proceeds from sale of business, net of cash sold	—	7.1	—	7.1
Proceeds from sale of property	50.3	—	50.3	—
Other investing activities	2.9	3.5	1.2	2.3
Net cash used in investing activities from continuing operations	(4.6)	(121.9)	(181.5)	(240.9)
Cash flows from financing activities of continuing operations:
Payments of long-term debt	(6.1)	(3.4)	(20.0)	(763.9)
Issuance of long-term debt	—	—	—	750.0
Proceeds from short-term borrowings	15.0	51.0	37.0	134.2
Payments on short-term borrowings	(51.0)	—	(51.0)	(28.0)
Premiums and costs paid upon extinguishment of long-term debt	—	—	—	(20.6)
Issuance of common shares	0.4	6.4	2.5	25.5
Common shares repurchased and canceled	(14.7)	(2.5)	(27.7)	(48.1)
Financing fees	—	(0.3)	—	(11.6)
Dividends paid to common and preferred shareholders	(11.2)	(9.7)	(45.4)	(38.9)
Payment of contingent consideration for acquisitions	(1.2)	(1.1)	(3.5)	(2.9)
Other financing activities	(0.7)	(1.9)	5.3	3.5
Net cash (used in) provided by financing activities from continuing operations	(69.5)	38.5	(102.8)	(0.8)
Cash flows from discontinued operations:

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Operating activities of discontinued operations	—	(0.1)	—	(1.8)
Investing activities of discontinued operations	—	—	—	—
Financing activities of discontinued operations	—	—	—	—
Net cash used in discontinued operations	—	(0.1)	—	(1.8)
Effect of exchange rate changes on cash	2.6	(0.4)	(3.1)	(1.9)
Net increase (decrease) in cash, cash equivalents and restricted cash	27.1	3.1	(5.8)	13.3
Cash and cash equivalents and restricted cash, beginning of year	95.5	125.3	128.4	115.1
Cash and cash equivalents and restricted cash, end of year	$122.6	$128.4	$122.6	$128.4

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Press Release

PRIMO WATER CORPORATION					EXHIBIT 4
SEGMENT INFORMATION
(in millions of U.S. dollars, U.S. GAAP)
Unaudited

	For the Three Months Ended December 31, 2022
	North America	Europe	Other	Eliminations	Total
Revenue, net
Water Direct/Water Exchange	$309.3	$44.4	$11.0	$—	$364.7
Water Refill/Water Filtration	49.9	8.0	0.8	—	58.7
Other Water	8.0	0.3	16.6	—	24.9
Water Dispensers	14.1	—	—	—	14.1
Other	23.7	7.0	39.9	—	70.6
Total	$405.0	$59.7	$68.3	$—	$533.0

Gross profit	$248.6	$39.7	$25.0	$—	$313.3
Gross margin %	61.4%	66.5%	36.6%	—%	58.8%
Selling, general and administrative expenses	$206.8	$40.3	$37.1	$—	$284.2
SG&A % of revenue	51.1%	67.5%	54.3%	—%	53.3%
Operating income (loss)	$74.5	$(0.8)	$(12.7)	$—	$61.0
Depreciation and amortization	$45.8	$9.5	$6.5	$—	$61.8

	For the Three Months Ended January 1, 2022
	North America	Europe	Other	Eliminations	Total
Revenue, net
Water Direct/Water Exchange	$265.4	$44.1	$12.2	$—	$321.7
Water Refill/Water Filtration	43.3	8.2	0.2	—	51.7
Other Water	36.9	0.2	19.5	—	56.6
Water Dispensers	16.7	—	—	—	16.7
Other	25.1	8.0	38.2	—	71.3
Total	$387.4	$60.5	$70.1	$—	$518.0

Gross profit	$217.9	$40.1	$29.3	$—	$287.3
Gross margin %	56.2%	66.3%	41.8%	—%	55.5%
Selling, general and administrative expenses	$180.6	$45.5	$36.7	$—	$262.8
SG&A % of revenue	46.6%	75.2%	52.4%	—%	50.7%
Operating income (loss)	$31.2	$(6.8)	$(8.3)	$—	$16.1
Depreciation and amortization	$44.8	$10.0	$5.9	$—	$60.7

	For the Year Ended December 31, 2022
	North America	Europe	Other	Eliminations	Total
Revenue, net
Water Direct/Water Exchange	$1,242.8	$201.9	$46.0	$—	$1,490.7
Water Refill/Water Filtration	192.0	32.6	2.8	—	227.4
Other Water	73.8	1.6	76.4	—	151.8
Water Dispensers	70.5	—	—	—	70.5
Other	106.5	29.2	139.0	—	274.7
Total	$1,685.6	$265.3	$264.2	$—	$2,215.1

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Gross profit	$1,013.5	$178.9	$101.0	$—	$1,293.4
Gross margin %	60.1%	67.4%	38.2%	—%	58.4%
Selling, general and administrative expenses	$830.8	$174.8	$145.8	$—	$1,151.4
SG&A % of revenue	49.3%	65.9%	55.2%	—%	52.0%
Operating income (loss)	$203.7	$(28.4)	$(47.4)	$—	$127.9
Depreciation and amortization	$179.6	$38.9	$24.3	$—	$242.8

	For the Year Ended January 1, 2022
	North America	Europe	Other	Eliminations	Total
Revenue, net
Water Direct/Water Exchange	$1,051.0	$182.4	$43.1	$—	$1,276.5
Water Refill/Water Filtration	180.5	32.3	0.6	—	213.4
Other Water	162.6	1.2	80.5	—	244.3
Water Dispensers	65.4	—	—	—	65.4
Other	103.4	31.7	139.6	(1.0)	273.7
Total	$1,562.9	$247.6	$263.8	$(1.0)	$2,073.3

Gross profit	$881.0	$168.3	$108.1	$—	$1,157.4
Gross margin %	56.4%	68.0%	41.0%	—%	55.8%
Selling, general and administrative expenses	$720.6	$176.6	$137.1	$—	$1,034.3
SG&A % of revenue	46.1%	71.3%	52.0%	—%	49.9%
Operating income (loss)	$146.0	$(10.2)	$(32.8)	$—	$103.0
Depreciation and amortization	$156.9	$39.4	$22.8	$—	$219.1

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Press Release

PRIMO WATER CORPORATION					EXHIBIT 5
SUPPLEMENTARY INFORMATION - NON-GAAP - ANALYSIS OF REVENUE AND GROSS PROFIT BY REPORTING SEGMENT
(in millions of U.S. dollars, except percentage amounts)
Unaudited

	For the Three Months Ended December 31, 2022
	North America	Europe	Other	Eliminations	Primo
Change in revenue	$17.6	$(0.8)	$(1.8)	$—	$15.0
Impact of foreign exchange (a)	1.1	8.5	9.1	—	18.7
Change excluding foreign exchange	$18.7	$7.7	$7.3	$—	$33.7
Percentage change in revenue	4.5%	(1.3)%	(2.6)%	—%	2.9%
Percentage change in revenue excluding foreign exchange	4.8%	12.7%	10.4%	—%	6.5%

	For the Year Ended December 31, 2022
	North America	Europe	Other	Eliminations	Primo
Change in revenue	$122.7	$17.7	$0.4	$1.0	$141.8
Impact of foreign exchange (a)	2.4	33.6	19.6	—	55.6
Change excluding foreign exchange	$125.1	$51.3	$20.0	$1.0	$197.4
Percentage change in revenue	7.9%	7.1%	0.2%	(100.0)%	6.8%
Percentage change in revenue excluding foreign exchange	8.0%	20.7%	7.6%	(100.0)%	9.5%

	For the Three Months Ended December 31, 2022
	North America	Europe	Other	Eliminations	Primo
Change in gross profit	$30.7	$(0.4)	$(4.3)	$—	$26.0
Impact of foreign exchange (a)	0.6	5.0	3.6	—	9.2
Change excluding foreign exchange	$31.3	$4.6	$(0.7)	$—	$35.2
Percentage change in gross profit	14.1%	(1.0)%	(14.7)%	—%	9.0%
Percentage change in gross profit excluding foreign exchange	14.4%	11.5%	(2.4)%	—%	12.3%

	For the Year Ended December 31, 2022
	North America	Europe	Other	Eliminations	Primo
Change in gross profit	$132.5	$10.6	$(7.1)	$—	$136.0
Impact of foreign exchange (a)	1.4	22.4	5.5	—	29.3
Change excluding foreign exchange	$133.9	$33.0	$(1.6)	$—	$165.3
Percentage change in gross profit	15.0%	6.3%	(6.6)%	—%	11.8%
Percentage change in gross profit excluding foreign exchange	15.2%	19.6%	(1.5)%	—%	14.3%

(a) Impact of foreign exchange is the difference between the current period revenue and gross profit translated utilizing the current period average foreign exchange rates less the current period revenue and gross profit translated utilizing the prior period average foreign exchange rates.

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Press Release

PRIMO WATER CORPORATION				EXHIBIT 6
SUPPLEMENTARY INFORMATION - NON-GAAP - EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION & AMORTIZATION
(EBITDA)
(in millions of U.S. dollars)
Unaudited

	For the Three Months Ended		For the Year Ended
	December 31, 2022	January 1, 2022	December 31, 2022	January 1, 2022

Net income (loss)	$57.5	$(2.8)	$29.6	$(3.2)
Interest expense, net	18.5	15.4	69.8	68.8
Income tax expense	10.8	5.1	19.7	9.5
Depreciation and amortization	61.8	60.7	242.8	219.1
EBITDA	$148.6	$78.4	$361.9	$294.2

Acquisition and integration costs (a)	2.8	4.5	15.3	10.8
Share-based compensation costs (b)	6.5	7.5	17.2	17.5
COVID-19 costs (c)	(0.6)	0.4	(0.6)	2.4
Impairment charges (d)	—	—	29.1	—
Foreign exchange and other (gains) losses, net (e)	(21.6)	4.1	15.1	8.7
Loss on disposal of property, plant and equipment, net (f)	4.1	3.9	8.5	9.3
Loss on extinguishment of long-term debt (g)	—	—	—	27.2
Gain on sale of business (h)	(0.4)	(3.8)	(0.8)	(3.8)
Gain on sale of property (i)	(38.8)	—	(38.8)	—
Other adjustments, net (j)	6.7	3.4	13.2	13.7
Adjusted EBITDA	$107.3	$98.4	$420.1	$380.0

Revenue, net	$533.0	$518.0	$2,215.1	$2,073.3
Adjusted EBITDA margin %	20.1%	19.0%	19.0%	18.3%

		For the Three Months Ended		For the Year Ended
	Location in Consolidated Statements of Operations	December 31, 2022	January 1, 2022	December 31, 2022	January 1, 2022
		(Unaudited)		(Unaudited)
(a) Acquisition and integration costs	Acquisition and integration expenses	$2.8	$4.5	$15.3	$10.8
(b) Share-based compensation costs	Selling, general and administrative expenses	6.5	7.5	17.2	17.5
(c) COVID-19 costs	Selling, general and administrative expenses	(0.6)	0.4	(0.6)	2.4
(d) Impairment charges	Impairment charges	—	—	29.1	—
(e) Foreign exchange and other (gains) losses, net	Other (income) expense, net	(21.6)	4.1	15.1	8.7
(f) Loss on disposal of property, plant and equipment, net	Loss on disposal of property, plant and equipment, net	4.1	3.9	8.5	9.3
(g) Loss on extinguishment of long-term debt	Other (income) expense, net	—	—	—	27.2
(h) Gain on sale of business	Other (income) expense, net	(0.4)	(3.8)	(0.8)	(3.8)
(i) Gain on sale of property	Gain on sale of property	(38.8)	—	(38.8)	—
(j) Other adjustments, net	Other (income) expense, net	(3.1)	(1.4)	(4.3)	(2.8)
	Selling, general and administrative expenses	9.8	4.0	17.5	15.7
	Cost of Sales	—	0.8	—	0.8

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Press Release

PRIMO WATER CORPORATION		EXHIBIT 7
SUPPLEMENTARY INFORMATION - NON-GAAP - FREE CASH FLOW AND ADJUSTED FREE CASH FLOW
(in millions of U.S. dollars)
Unaudited

	For the Three Months Ended
	December 31, 2022	January 1, 2022

Net cash provided by operating activities from continuing operations	$98.6	$87.0
Less: Additions to property, plant, and equipment	(52.5)	(52.7)
Less: Additions to intangible assets (a)	—	(3.0)
Free Cash Flow	$46.1	$31.3

Acquisition and integration cash costs	1.6	3.7
COVID-19 related cash costs	(0.6)	0.3
Cash costs related to additions to property, plant and equipment for integration of acquired entities	1.3	2.0
Deferral of payroll tax related costs - government programs	7.5	7.8
Adjusted Free Cash Flow	$55.9	$45.1

	For the Year Ended
	December 31, 2022	January 1, 2022

Net cash provided by operating activities from continuing operations	$281.6	$258.7
Less: Additions to property, plant, and equipment	(207.7)	(152.0)
Less: Additions to intangible assets (a)	(8.9)	(9.7)
Free Cash Flow	$65.0	$97.0

Acquisition and integration cash costs	11.8	13.1
COVID-19 related cash costs	(0.6)	2.6
Cash costs related to additions to property, plant and equipment for integration of acquired entities	1.3	2.0
Deferral of payroll tax related costs - government programs	7.5	9.0
Adjusted Free Cash Flow	$85.0	$123.7

(a) Prior period has been recast to include additions to intangible assets.

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Press Release

PRIMO WATER CORPORATION				EXHIBIT 8
SUPPLEMENTARY INFORMATION-NON-GAAP-ADJUSTED NET INCOME AND ADJUSTED EPS
(in millions of U.S. dollars, except share amounts)
Unaudited

	For the Three Months Ended		For the Year Ended
	December 31, 2022	January 1, 2022	December 31, 2022	January 1, 2022
Net income (loss) (as reported)	$57.5	$(2.8)	$29.6	$(3.2)

Adjustments:
Amortization expense of customer lists	11.9	12.7	48.6	49.9
Acquisition and integration costs	2.8	4.5	15.3	10.8
Share-based compensation costs	6.5	7.5	17.2	17.5
COVID-19 costs	(0.6)	0.4	(0.6)	2.4
Impairment charges	—	—	29.1	—
Foreign exchange and other (gains) losses, net	(21.6)	4.1	15.1	8.7
Loss on extinguishment of long-term debt	—	—	—	27.2
Gain on sale of business	(0.4)	(3.8)	(0.8)	(3.8)
Gain on sale of property	(38.8)	—	(38.8)	—
Other adjustments, net	6.7	3.4	13.2	13.7
Tax impact of adjustments (a)	1.3	(8.3)	(19.7)	(32.3)
Adjusted net income	$25.3	$17.7	$108.2	$90.9

Net income (loss)	$57.5	$(2.8)	$29.6	$(3.2)

Basic EPS	$0.36	$(0.02)	$0.18	$(0.02)
Diluted EPS	$0.36	$(0.02)	$0.18	$(0.02)

Weighted average common shares outstanding (in thousands)
Basic	159,857	160,481	160,763	160,778
Diluted	161,061	160,481	161,885	160,778

Adjusted Earnings Per Share (Non-GAAP)
Adjusted net income (Non-GAAP)	$25.3	$17.7	$108.2	$90.9

Adjusted diluted EPS (Non-GAAP)	$0.16	$0.11	$0.67	$0.56

Diluted weighted average common shares outstanding (in thousands) (Non-GAAP) (b)	161,061	162,085	161,885	162,595

(a) The tax effect for adjusted net income is based upon an analysis of the statutory tax treatment and the applicable tax rate for the jurisdiction in which the pre-tax adjusting items incurred and for which realization of the resulting tax benefit (if any) is expected. A reduced or 0% tax rate is applied to jurisdictions where we do not expect to realize a tax benefit due to a history of operating losses or other factors resulting in a valuation allowance related to deferred tax assets.

(b) Includes the impact of dilutive securities of 1,604 for the three months ended January 1, 2022 and 1,817 for the year ended January 1, 2022,. These dilutive securities were excluded from GAAP diluted weighted average common shares outstanding due to net loss from continuing operations reported in those periods.

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